SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JULY 11, 2002

CONSOLIDATED GRAPHICS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

TEXAS	0-24068	76-0190827
(STATE OR OTHER JURISDICTION	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER
OF INCORPORATION)		IDENTIFICATION NO.)

5858 WESTHEIMER, SUITE 200

HOUSTON, TEXAS 77057

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE: (713) 787-0977

ITEM 4.  CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

                 On July 11, 2002, the Board of Directors of Consolidated Graphics, Inc. (the “Company”) appointed KPMG LLP as the Company’s independent public accountants for fiscal 2003,effective immediately.  This determination was made upon the recommendation of its Audit Committee.

                 Arthur Andersen LLP previously served as the Company’s independent public accountants.  Their reports on the Company’s consolidated financial statements for fiscal 2001 and 2002 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

                 During the Company’s two most recent fiscal years and through the effective date of KPMG LLP’s appointment, there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen’s satisfaction, would have caused them to make reference thereto in connection with its report on the Company’s consolidated financial statements for such years; and there were no reportable events as such term is used in Item 304(a)(1)(v) of Regulation S-K.

                During the Company’s two most recent fiscal years and through the effective date of the appointment, the Company did not consult KPMG LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

                Arthur Andersen LLP has informed the Company that it currently does not intend to file any communication with the Securities and Exchange Commission in response to the aforementioned matters.

SIGNATURE

                PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE

REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE

UNDERSIGNED HEREUNTO DULY AUTHORIZED.

CONSOLIDATED GRAPHICS, INC.
(Registrant)

By:	/s/ G. Christopher Colville
G. CHRISTOPHER COLVILLE
EXECUTIVE VICE PRESIDENT,
CHIEF FINANCIAL AND
ACCOUNTING OFFICER
AND SECRETARY

Date:  July 16, 2002